UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2026

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11311 Concept Blvd Largo, FL	33773
(Address of principal executive offices)	(Zip code)

(727) 392-6464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2026, CONMED Corporation (the “Company”) announced that John E. Gallagher has been appointed to serve as the Company’s Executive Vice President, Chief Financial Officer beginning July 15, 2026 (the “Effective Date”). Mr. Gallagher will also be the Company’s principal financial officer and principal accounting officer.

Mr. Gallagher, age 53, will join the Company from Certara, Inc., a publicly traded pharmaceutical technology and services company, where he has served as Chief Financial Officer since April 2023. Prior to joining Certara, Mr. Gallagher served as Chief Financial Officer of Cue Health Inc., a publicly traded healthcare technology company, from 2021 to 2023. Prior to Cue Health, Mr. Gallagher served as Senior Vice President, CFO of the Medical Segment and Treasurer of Becton, Dickinson & Co., a multinational medical technology company. Mr. Gallagher joined Becton Dickinson in 2012 as Corporate Treasurer and also served as Chief Accounting Officer during his time there. Prior to joining Becton Dickinson, Mr. Gallagher served in a variety of finance leadership positions at NBC Universal, General Electric Company and Ford Motor Company. Mr. Gallagher received his MBA from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh and a B.S. in Finance from Clemson University.

There are no arrangements or understandings between Mr. Gallagher and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Gallagher and any director or officer of the Company, nor does Mr. Gallagher have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Gallagher and the Company entered into a letter agreement that sets forth the terms and conditions of his employment (the “Letter Agreement”). Mr. Gallagher’s annual base salary will be $650,000, and he will be eligible for an annual cash bonus targeted at 85% of his base salary, subject to achievement of certain performance metrics. The Letter Agreement also provides for grants to Mr. Gallagher on the Effective Date pursuant to the Company’s 2025 Long-Term Incentive Plan (the “2025 Long-Term Incentive Plan”) of (a) (i) options to purchase common shares of the Company with a grant value of $575,000, (ii) restricted stock units with grant value of $1,150,000 and (iii) performance stock units with a grant value of $575,000 and (b) restricted stock units with a grant value of $1,500,000, subject to the approval of the Company’s Compensation Committee, as a make-whole in connection with certain equity awards forfeited from a prior employer. In addition, Mr. Gallagher will receive a one-time cash bonus payment of $34,750 if he remains employed by the Company on December 31, 2026.

Mr. Gallagher will also participate in the CONMED Corporation Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, if Mr. Gallagher is terminated by the Company other than for Cause (as defined in the Severance Plan) prior to, or more than two years following, a Change in Control (as defined in the Severance Plan) and signs a customary release of claims, Mr. Gallagher will receive: (i) a lump sum cash payment equal to 1.5 times his base salary; (ii) a lump sum cash payment equal to 1.5 times the average of his Annual Incentive Awards (as defined in the Severance Plan) earned for the two completed fiscal years immediately preceding the year of termination; and (iii) continued participation in the Company’s group health plans for the maximum period permitted under COBRA. If, during the two-year period following a Change in Control, Mr. Gallagher is terminated by the Company other than for Cause or Mr. Gallagher resigns for Good Reason (as defined in the Severance Plan) and signs a customary release of claims, Mr. Gallagher will receive: (i) a lump sum cash payment equal to 2.5 times his base salary; (ii) a lump sum cash payment equal to 2.5 times the average of his Annual Incentive Awards earned for the three completed fiscal years immediately preceding the year of termination; and (iii) continued participation in the Company’s group health plans for the maximum period permitted under COBRA. In the event that any payments or benefits payable to Mr. Gallagher would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments and benefits will be either delivered in full or reduced to the lesser extent that would result in no portion being subject to such excise tax, whichever results in the greater after-tax benefit to Mr. Gallagher.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Upon the Effective Date, Patrick Beyer will cease to be the Company’s Interim Principal Financial Officer, but he will continue to serve as the Company’s President and Chief Executive Officer. In addition, Kimberly Lockwood will cease to be the Company’s Interim Principal Accounting Officer, but she will remain Interim Corporate Controller and Senior Director, Financial Reporting and Controls.

Item 7.01	Regulation FD Disclosure.

On June 17, 2026, the Company issued a press release announcing the matters described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated May 28, 2026, by and between the Company and John E. Gallagher.
99.1	Press Release issued by CONMED Corporation dated June 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	CONMED CORPORATION
(Registrant)

	By:	/s/ Patrick Beyer
	Name:	Patrick Beyer
	Title:	President and Chief Executive Officer and Interim Principal Financial Officer

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